EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date:	August 8, 2024

BTGP BOREAS FUND L.P. – Series A

By:	/s/ Alexis Gontow Maron
	Name:	Alexis Gontow Maron
	Title:	Authorized signatory

BANCO BTG PACTUAL S.A.

By:	/s/ Fabio Scal
	Name:	Fabio Scal
	Title:	Authorized signatory

By:	/s/ Amanda Senna Ferreira
	Name:	Amanda Senna Ferreira
	Title:	Authorized signatory

BTG PACTUAL HOLDING S.A.

By:	/s/ Alexis Gontow Maron
	Name:	Alexis Gontow Maron
	Title:	Authorized Signatory

BTG PACTUAL G7 HOLDING S.A.

By:	/s/ Alexis Gontow Maron
	Name:	Alexis Gontow Maron
	Title:	Authorized Signatory